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KPMG Peat Marwick LLP



345 Park Avenue             Telephone 212 758 9700         Telefax 212 758 8819
New York, NY 10154          Telex 428038


May 5, 1998



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


We were previously principal accountants for Audio Book Club, Inc. and under the date of March 13, 1998, we reported on the financial statements of Audio Book Club, Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996. On May 4, 1998, our appointment as principal accountants was terminated. We have read Audio Book Club, Inc.'s statements included under Item 4 of its Form 8-k dated May 6, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Audio Book Club, Inc.'s statements that the change was approved by the Audit Committee of the Board of Directors and that Deloitte & Touche LLP was engaged to serve as Audio Book Club, Inc.'s independent accountants.

Very truly yours,

KPMG Peat Marwick LLP